Exhibit 99.6
SCHEDULE I

EXECUTIVE OFFICERS AND DIRECTORS OF
REPORTING PERSONS

The following sets forth the name and present principal occupation of each executive officer and director of Bank of America Corporation.  The business address of each of the executive officers and directors of Bank of America Corporation is Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Bank of America Corporation	Principal Occupation

Brian T. Moynihan	Chairman of the Board, Chief Executive Officer and Director	Chairman of the Board and Chief Executive Officer of Bank of America Corporation

Paul M. Donofrio	Vice Chair	Vice Chair of Bank of America Corporation

Thong M. Nguyen	Vice Chair, Head of Global Strategy & Enterprise Platforms	Vice Chair, Head of Global Strategy & Enterprise Platforms of Bank of America Corporation

Bruce R. Thompson	Vice Chair, Head of Enterprise Credit	Vice Chair, Head of Enterprise Credit of Bank of America Corporation

Dean C. Athanasia	President, Regional Banking	President, Regional Banking for Bank of America Corporation

Raul A. Anaya	President, Co-Head Business Banking	President, Co-Head Business Banking of Bank of America Corporation

Sharon L. Miller	President, Co-Head Business Banking	President, Co-Head Business Banking of Bank of America Corporation

James P. DeMare	President, Global Markets	President, Global Markets of Bank of America Corporation

Kathleen A. Knox	President, The Private Bank	President, The Private Bank of Bank of America Corporation

Matthew M. Koder	President, Global Corporate and Investment Banking	President, Global Corporate and Investment Banking of Bank of America Corporation

Bernard A. Mensah	President, International; CEO, Merrill Lynch International	President, International of Bank of America Corporation and CEO, Merrill Lynch International

Lindsay D. Hans	President, Co-Head Merrill Wealth Management	President, Co-Head Merrill Wealth Management of Bank of America Corporation

Eric A. Schimpf	President, Co-Head Merrill Wealth Management	President, Co-Head Merrill Wealth Management of Bank of America Corporation

Holly O’Neill	President, Consumer, Retail and Preferred Banking	President, Consumer, Retail and Preferred Banking of Bank of America Corporation

Wendy H. Stewart	President, Global Commercial Banking	President, Global Commercial Banking of Bank of America Corporation

David Tyrie	President of Marketing, Digital, and Specialized Consumer Client Solutions	President of Marketing, Digital, and Specialized Consumer Client Solutions of Bank of America

Hari Gopalkrishnan	Chief Technology and Information Officer	Chief Technology and Information Officer of Bank of America Corporation

Len Botkin	Chief Audit Executive	Chief Audit Executive of Bank of America Corporation

Alastair Borthwick	Chief Financial Officer	Chief Financial Officer of Bank of America Corporation

Sheri B. Bronstein	Chief People Officer	Chief People Officer of Bank of America Corporation

Geoffrey S. Greener	Chief Risk Officer	Chief Risk Officer of Bank of America Corporation

Thomas M. Scrivener	Chief Operations Executive	Chief Operations Executive of Bank of America Corporation

Lauren A. Mogensen	Global General Counsel	Global General Counsel of Bank of America Corporation

Lionel L. Nowell, III	Lead Independent Director	Lead Independent Director, Bank of America Corporation; Former Senior Vice President and Treasurer, PepsiCo, Inc.

Sharon L. Allen	Director	Former Chairman, Deloitte LLP

Jose E. Almeida	Director	Chairman, President and Chief Executive Officer of Baxter International Inc.

Pierre J.P. de Weck[1]	Director	Former Chairman and Global Head of Private Wealth Management, Deutsche Bank AG

Arnold W. Donald	Director	Former President and Chief Executive Officer, Carnival Corporation & Carnival plc

Linda P. Hudson	Director	Former Chairman and Chief Executive Officer, The Cardea Group, LLC and Former President and Chief Executive Officer of BAE Systems, Inc.

Monica C. Lozano	Director	Lead Independent Director, Target Corporation; Former Chief Executive Officer, Former College Futures Foundation and Former Chairman, US Hispanic Media Inc.

Maria N. Martinez	Director	Former Executive Vice President and Chief Operating Officer of Cisco Systems, Inc.

1 Mr. de Weck is a citizen of Switzerland.

Denise L. Ramos	Director	Former Chief Executive Officer and President of ITT Inc.

Clayton S. Rose	Director	Baker Foundation Professor of Management Practice at Harvard Business School

Michael D. White	Director	Former Chairman, President, and Chief Executive Officer of DIRECTV

Thomas D. Woods[2]	Director	Former Vice Chairman and Senior Executive Vice President of Canadian Imperial Bank of Commerce

Maria T. Zuber	Director	Vice President for Research and E.A. Griswold Professor of Geophysics, MIT

2 Mr. Woods is a citizen of Canada.

The following sets forth the name and present principal occupation of each executive officer and director of Banc of America Preferred Funding Corporation.  The business address of each of the executive officers and directors of Banc of America Preferred Funding Corporation is 214 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Banc of America Preferred Funding Corporation	Principal Occupation

John J. Lawlor	Director and President	Managing Director, Municipal Markets and Markets Executive and Vice Chair of Global Markets of BofA Securities, Inc. and Bank of America, National Association

James S. Duffy	Managing Director	Director; MBAM BFO, The CFO Group of Bank of America, National Association

Michael I. Jentis	Managing Director	Managing Director, Head of Sales – Public Finance of BofA Securities, Inc. and Bank of America, National Association

Edward J. Sisk	Director and Managing Director	Managing Director, Head of Municipal Investment Banking and Public Sector Banking of BofA Securities, Inc. and Bank of America, National Association

John B. Sprung	Director	Corporate Director

David A. Stephens	Director and Managing Director	Managing Director, Municipal Products Group Head and Head of PSB Credit Products of BofA Securities, Inc. and Bank of America, National Association

Matthew C. McQueen	Director and Managing Director	Managing Director; Head of Global Mortgages & Securitized Products and Municipal Banking & Markets of BofA Securities, Inc. and Bank of America, National Association